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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BEA Systems, Inc. for the registration of 458,466 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2001, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Palo Alto, California
August 13, 2001